EXHIBIT 10.1

                               LEASEHOLD AND ASSET
                           PURCHASE AND SALE AGREEMENT


         THIS LEASEHOLD AND ASSET PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of March 4, 1996, by and between THE ITALIAN OVEN, INC., a Pennsylvania corporation, or its assigns ("Purchaser") and MID AMERICA RESTAURANT GROUP, INC., a Missouri corporation ("Seller").


                                    RECITALS

         THIS AGREEMENT is made on the basis of the following facts:

         A. Pursuant to that certain Lease and Option to Purchase, dated April 12, 1991, between Seller, as Tenant, and Hawthorne Financial Group, Inc., as Landlord, Seller is the holder of a leasehold interest in certain real property (the "Independence Land"), as described in said lease. Seller is also the beneficiary of that certain Purchase Option as contained in said lease and as evidenced by that certain Real Estate Sale Contract, dated October 19, 1990, wherein Seller is referred to as Buyer and Hawthorne Financial Group, Inc. is referred to as Seller. Said lease and said Real Estate Sale Contract shall be referred to collectively as the "Independence Lease"), a true and correct copy of which is attached hereto as Exhibit A-1. Pursuant to the terms of the Independence Lease, Seller has constructed upon the Independence Land a building and other ancillary improvements (collectively, the "Independence Improvements"). The Independence Land and the Independence Improvements shall be referred to collectively as the "Independence Property." The Independence Property has been furnished with certain furniture, fixtures, equipment and other personal property, as described in the Inventory attached hereto as Exhibit A-2 (the "Independence Personal Property"). Public notice of the
Independence Lease is made by that certain Memorandum of Lease, dated July 5, 1991, recorded in the real property records of Jackson County, Missouri, on July 24, 1991, in Book I2146 at Page 1380.

         B. Pursuant to that certain Benjamin Plaza Lease, dated December 18, 1991, as amended by that certain First Lease Amendment, dated April 1, 1994 (the "Benjamin Lease"), between Seller, as Tenant, and Real Properties Holding, Inc., as Landlord, Seller has a leasehold interest in certain real property (the "Benjamin Land"), as described in the Benjamin Lease. A true and complete copy of the Benjamin Lease is attached hereto as Exhibit B-1. Pursuant to the terms of the Benjamin Lease, Seller has constructed upon the Benjamin Land a building and other ancillary improvements (collectively, the "Benjamin Improvements").The Benjamin Plaza Land and the Benjamin Improvements shall be referred to collectively as the "Benjamin Property." The Benjamin Property has been furnished with certain furniture, fixtures, equipment and other personal property, as described in the Inventory attached hereto as Exhibit B-2 (the

"Benjamin Personal Property"). Public notice of the Benjamin Lease is made by that certain Memorandum of Lease, dated February 21, 1992, recorded in the real property records of Jackson County, Missouri, on March 25, 1992, in Book 2225 at Page 480.

         C. Pursuant to that certain Ground Lease, dated January 23, 1991, between Seller, as Tenant, and Q95 Associates, L.P., as Landlord, Seller has a leasehold interest in certain real property (the "Overland Land"), as described in said lease. Said lease is supplemented by (i) that certain Agreement, dated January 23, 1991, between Seller and Steinmart, Inc, and (ii) that certain side letter regarding common area maintenance, dated ___________, and (iii) those certain Assignment of Lease, Consent to Assignment and Verification and Sublease Agreement, each dated March 21, 1991. Said lease and said agreement and side letter shall be referred to collectively as the "Overland Lease." A true and complete copy of the Overland Lease is attached hereto as Exhibit C-1. Pursuant to the terms of the Overland Lease, Seller has constructed upon the Overland Land a building and other ancillary improvements (collectively, the "Overland Improvements"). The Overland Land and the Overland Improvements shall be referred to collectively as the "Overland Property." The Overland Property has been furnished with certain furniture, fixtures, equipment and other personal property, as described in the Inventory attached hereto as Exhibit C-2 (the "Overland Personal Property"). Public notice of the Overland Lease is made by that certain Memorandum of Lease, dated January 23, 1991, recorded in the real property records of Johnson County, Kansas, on March 14, 1991, in Volume 3315 at Page 755.

         D. Pursuant to that certain Standard Form Ground Lease Agreement, dated June 28, 1993 (the "Shawnee Lease"), between Seller, as Tenant, and Quivira Limited Partners, L.P., as Landlord, Seller has a leasehold interest in certain real property (the "Shawnee Land"), as described in the Shawnee Lease. A true and complete copy of the Shawnee Lease is attached hereto as Exhibit D-1. Pursuant to the terms of the Shawnee Lease, Seller has constructed upon the Shawnee Land a building and other ancillary improvements (collectively, the "Shawnee Improvements"). The Shawnee Land and the Shawnee Improvements shall be referred to collectively as the "Shawnee Property." The Shawnee Property has been furnished with certain furniture, fixtures, equipment and other personal property, as described in the Inventory attached hereto as Exhibit D-2 (the "Shawnee Personal Property"). Public notice of the Shawnee Lease is made by that certain Memorandum of Lease, dated March 4, 1994, recorded in the real property records of Johnson County, Kansas, on March 7, 1994, in Volume 4264 at Page 489, under Reception No. 2367289.

         E. Pursuant to that certain Shopping Center Build-To-Suit Lease, dated June ___, 1989, as amended by that certain First Amendment to Shopping Center Lease, dated July 26, 1989 (collectively, the "Creekwood Lease"), between Seller, as Tenant, and North Oak Retail Partnership, as Landlord, Seller has a leasehold interest in certain real property (the "Creekwood Land"), as described in the Creekwood Lease. A true and complete copy of the Creekwood Lease is attached hereto as Exhibit E-1. Pursuant to the terms of the Creekwood Lease, Seller has constructed upon the Creekwood Land a building and other ancillary improvements (collectively, the "Creekwood Improvements"). The Creekwood Land and the Creekwood Improvements shall be referred to collectively as the "Creekwood Property." The Creekwood
Property has been furnished with certain furniture, fixtures, equipment and other personal property, as described in the Inventory attached hereto as Exhibit E-2 (the "Creekwood Personal Property"). Public notice of the Creekwood Lease is made by that certain Memorandum of Lease, dated __________________, recorded in the real property records of Clay County, Missouri, on ___________________, in Book ______ at Page _____.

         F. Pursuant to that certain Ground Lease, dated March 2, 1992, as amended by that certain First Amendment to Lease, dated May 4, 1992 (collectively, the "St. Joseph Lease"), between Seller, as Tenant, and Owl Associates, as Landlord, Seller has a leasehold interest in certain real property (the "St. Joseph Land"), as described in the St. Joseph Lease. A true and complete copy of the St. Joseph Lease is attached hereto as Exhibit F-1. Pursuant to the terms of the St. Joseph Lease, Seller has constructed upon the St. Joseph Land a building and other ancillary improvements (collectively, the "St. Joseph Improvements"). The St. Joseph Land and the St. Joseph Improvements shall be referred to collectively herein as the "St. Joseph Property." The St. Joseph Property has been furnished with certain furniture, fixtures, equipment and other personal property, as described in the Inventory attached hereto as Exhibit F-2 (the "St. Joseph Personal Property"). Public notice of the St. Joseph Lease is made by that certain Memorandum of Lease, dated May 4, 1992, recorded in the real property records of Buchanan County, Missouri, on May 21, 1992, at Book 1860 at Page 617.

         G. Subject to the terms and conditions hereinafter set forth, Seller desires to sell and Purchaser desires to purchase the Assets (as defined below) and related rights of Seller.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing facts, the mutual and dependent promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                    ARTICLE I
                                   Definitions

         For the purposes of this Agreement, the following words and terms shall have the meanings set forth below:

         1.1   "Assets" - collectively, the Leases and the Personal Property.

         1.2   "Closing" - as defined in Section 7.1.

         1.3   "Closing Date" - as defined in Section 7.1.

         1.4   "Condition(s)" - as defined in Section 3.1.

         1.5   "Contingency Period" - as defined in subsection 3.1(a).

         1.6   "Deposit" - as defined in subsection 2.2(a).

         1.7   "Escrow Agent" - as defined in subsection 2.2(a).

         1.8   "Estoppel" - as defined in subsection 3.1(d).

         1.9 "Execution Date" - the latest date of execution of this Agreement by both Purchaser and Seller.

         1.10 "Improvements" - any existing improvements, structures, parking facilities or fixtures placed, constructed, installed or located on or as part of the Properties, and all plants, trees, and other appurtenances located upon, over or under the Properties.

         1.11 "Leases" - collectively, the Independence Lease, the Benjamin Lease, the Overland Lease, the Shawnee Lease, the Creekwood Lease and the St. Joseph Lease (any of which may be referred to individually as a "Lease").

         1.12 "Personal Property" - collectively, the Independence Personal Property, the Benjamin Personal Property, the Overland Personal Property, the Shawnee Personal Property, the Creekwood Personal Property and the St. Joseph Personal Property.

         1.13 "Properties" - collectively, the Independence Property, the Benjamin Property, the Overland Property, the Shawnee Property, the Creekwood Property and the St. Joseph Property (or any of which may be referred to individually as a "Property").

         1.14     "Purchase Price" - as defined in Section 2.2.

                                   ARTICLE II
                         Purchase and Sale of the Assets

         2.1 Purchase. For the consideration hereinafter set forth, but subject and pursuant to the terms, provisions, covenants and conditions contained herein, Seller shall sell and convey all, but not less than all, the Assets to Purchaser and Purchaser shall purchase the Assets from Seller.

         2.2 Purchase Price. The total purchase price (the "Purchase Price") for the Property shall be Three Million and No/100's Dollars ($3,000,000.00). The Purchase Price shall be payable as follows:

                  (a) Deposit. On the Execution Date, Purchaser shall deposit the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00) in certified funds into an escrow account for the benefit of Purchaser and Seller with National Title, Inc. ("Escrow Agent"), 1700 Lincoln Street, Suite 1900, Denver, Colorado 80203. Such sum shall be deposited by Escrow Agent into an interest bearing account which is satisfactory to Purchaser and Seller; such sum, and all interest earned thereon shall be referred to herein as the "Deposit." The Deposit shall be paid to Seller or refunded to Purchaser in accordance with the terms and provisions of this Agreement.

                  (b) Cash. The balance of the Purchase Price, subject to prorations and adjustments in accordance with Article VIII and against which the Deposit shall be applied, shall be paid at Closing in cash, by certified or cashier's check, wire transfer, or other immediately available funds.

         2.3 Allocation. Subject to the prorations and adjustments in accordance with Article VIII, the Purchase Price shall be allocated based upon the relative fair market value of the Improvements and the Personal Property.


                                   ARTICLE III
                              Conditions Precedent

         3.1 Conditions. The obligations of Purchaser and Seller pursuant to this Contract (except for Purchaser's indemnity obligations pursuant to Section 3.3, which shall survive in any event) are expressly contingent upon the following conditions precedent (collectively, the "Conditions" or singularly a "Condition") being satisfied or waived by Purchaser and Seller, in the manner set forth below, on or before the dates set forth below for each such Condition:

                  (a) Creekwood Lease Rent Reduction. Purchaser shall have until 5:00 p.m. on March 25, 1996 (the "Contingency Period"), to negotiate with the landlord under the Creekwood Lease to reduce the Minimum Rent thereunder to $100,000.00 per year.

                  (b) Secretary's Certificate. On or before expiration of the Contingency Period, Seller shall have furnished Purchaser with a certificate dated after the Execution Date, signed by the Secretary or Assistant Secretary of Seller, certifying as to:

                           (i)   Resolutions  of  the  Board  of  Directors  and
Shareholders of Seller approving this Agreement and authorizing the consummation of the transaction contemplated hereby;

                           (ii)   copies   of  its   organizational   documents,
including its Articles of Incorporation and By-laws as in effect on the Execution Date certified by the Missouri Secretary of State; and

                           (iii) the names of the officer of officers authorized
to sign this Agreement and the other agreements contemplated hereby and to act on behalf of Seller in connection herewith and the true signatures of such officer or officers.

                  (c) Sales Certificate. On or before expiration of the Contingency Period, Seller shall have furnished Purchaser with a certificate dated after the Execution Date, signed by the President of Seller, certifying as to the gross sales from the Properties for at least the past 12 months.

                  (d) Estoppels. On or before expiration of the Contingency Period, Seller shall have obtained from each and every landlord (or lessor or owner, as the case may be) and furnished to Purchaser an Estoppel Certificate relating to their respective Lease (an "Estoppel") stating that, as of the date of such Estoppel (a) the copy of the subject Lease which is attached to such Estoppel is a full and complete copy of such Lease and all amendments thereto;
(b) the subject Lease is in full force and effect; (c) the rent and other charges payable from Seller are current and have not been paid more than 30 days in advance; (d) Seller is not in default of its obligations under the Lease and, to the best of such landlord's knowledge, no event has occurred which, upon the giving of notice and/or the passage of time, will result in an event of default by Seller under the subject Lease; and (e) the commencement and termination dates of the term of the subject Lease and available options to extend the term, if any.

                  (e) Actual or Threatened Actions. As of the Closing Date, there shall not be any actual or threatened action or proceeding against Seller by or before any court or other governmental body or agency which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this
Agreement or which might affect the right of the Purchaser to own, operate, lease or control the Assets after the Closing Date.

                  (f) Board Approval. On or before the tenth day following the Execution Date, Purchaser's Board of Directors shall have approved the purchase of the Assets in accordance with the terms hereof.

                  (g) Accuracy of Representations and Warranties. The representations and warranties of Purchaser and Seller (as set forth in Article
IV) shall be true and correct in all material respects on and as of the Closing Date.

                  (h) Franchisor Approval. On or before the expiration of the Contingency Period, Seller shall have obtained written approval from Black-eyed Pea, Inc. (successor to Prufrock Restaurants, Inc.) for the transaction contemplated in this Agreement and a waiver of their first right refusal with respect to the purchase of the Assets.

                  (i) Landlord Consent. On or before the expiration of the Contingency Period, Seller shall have obtained the written consent of each and every landlord (or lessor or owner, as the case may be) to the assignment of their respective Lease and to any other part of the transaction contemplated by this Agreement requiring such landlord's consent. The form of such written consent shall be reasonably satisfactory to Purchaser and Seller.

                  (j) Lender Approval. On or before the expiration of the Contingency Period, Seller shall have obtained the written consent and release agreement of and from each and every lender with a lien or encumbrance upon or against any of the Assets. The terms and form of such agreements shall be reasonably satisfactory to Seller and (to the extent such consent adds additional obligations to Purchaser) Purchaser.

         3.2 Termination. If, on or before the expiration of the stated time period for any Condition, Purchaser or Seller gives written notice to the other stating that such Condition has not been satisfied or waived, then such party may, at its election, treat this Agreement as terminated (except for the obligations of Purchaser pursuant to Section 3.3, which shall survive in any event), in which event Escrow Agent shall promptly pay the Deposit to Purchaser, and both parties shall be relieved from any further liability hereunder (except for the obligations of Purchaser pursuant to Section 3.3, which shall survive in any event). If neither party exercises the termination right set forth in this
Section 3.2 by the dates set forth for each Condition, then such Conditions shall be deemed satisfied or waived by the parties. Notwithstanding any provision of this Agreement which may indicate to the contrary, termination of this Agreement pursuant to this Section 3.2 shall be the sole remedy by the parties for the failure of any or all of the Conditions. The parties shall use reasonable efforts and diligence in their efforts to satisfy the Conditions; provided, however, that the parties shall be under no obligation to pay any person or entity in order to obtain any document in satisfaction of any Condition.

         3.3 Purchaser's Access and Indemnity. After normal business hours and reasonable notice to Seller, Seller shall permit access to the Properties (to the extent permitted by the Leases) by Purchaser and the persons so designated by Purchaser and shall afford them the opportunity to inspect and perform any tests upon the Properties (to the extent permitted by the Leases) that Purchaser deems necessary or appropriate. Purchaser shall, in good faith, conduct all such inspections, investigations and tests in a manner that will not unreasonably interfere with the operation of Seller's business or occupancy of the Properties and Purchaser shall promptly return the Properties to their condition prior to the time of any entry. Purchaser shall indemnify, pay, defend and hold harmless Seller from all claims and liabilities for personal injury or physical property damage, or mechanics' or materialmen's liens, which may be asserted against Seller as a result of any entry by Purchaser.

         3.4 Condition of the Assets. Purchaser acknowledges that Purchaser is purchasing the Assets solely in reliance on Purchaser's own investigation, and that no representations or warranties of any kind, either express or implied, have been made by Seller or Seller's agents, except for those specifically set forth in Article IV. Purchaser acknowledges that the Assets are being sold AS IS, WHERE IS, without any warranty of quality, condition or usefulness, including, without limitation, any WARRANTY OF MERCHANTABILITY or any WARRANTY

OF FITNESS FOR THE  PARTICULAR  PURPOSE of  Purchaser.  The  provisions  of this
Section 3.4 will survive Closing.


                                   ARTICLE IV
                         Representations and Warranties

         4.1 Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows:

                  (a) Organization; Power, Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Seller has all requisite corporate power and authority to own, operate and lease its properties, to carry on the business as now being conducted and to enter into this Agreement and perform its obligations hereunder. Seller is duly qualified to do business as a foreign corporation in Kansas.

                  (b) Authority Relative to Agreement. The execution, delivery and performance of this Agreement by Seller has been fully and effectively authorized by all necessary corporate action of Seller. This Agreement has been duly executed by Seller and is a valid, legally binding and enforceable obligation of Seller.

                  (c) Effect of Agreement. To the best of Seller's knowledge, the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not (i) require the consent, approval or authorization of any person, corporation, partnership, joint venture or other business association or public authority; (ii) violate, with or without the giving of notice or the passage of time, or both, any provisions of law or statute or any rule, regulation, order, award, judgment or decree of any court or governmental authority applicable to the Seller; or (iii) conflict with or result in a breach or termination of any provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Assets (except as contemplated by this Agreement) pursuant to any corporate charter, bylaw, indenture, mortgage, deed of trust, lease, contract, agreement or other instrument, or any order, judgment, award, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which Seller is a party, or by which Seller or any of the Assets may be bound.

                  (d) Tax Matters. Seller has duly filed with the appropriate United States, state and local governmental agencies, and with the appropriate foreign countries and political subdivision thereof, all tax returns and reports required to be filed; such returns and reports are accurate and complete; and Seller has paid in full or made adequate provisions for all taxes, interest, penalties, assessments or deficiencies shown to be due on such tax returns and reports or claimed to be due by any taxing authority or otherwise due and owing.

                  (e)      Title to Assets.

                           (i)  Seller has good and  marketable  title to all of
the Leases and Properties, free and clear of all claims and encumbrances arising by, through or under Seller, other than (A) any liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (B) such imperfections of title, easements, liens, pledges, charges and encumbrances, if any, as do not materially detract from the value or interfere with the present use of any of the Assets; and

                           (ii) All of the Leases are in force and are valid and
binding in accordance with their terms and there is not under any of the Leases, on the part of Seller, any existing default, event of default or event which with notice or lapse of time, or both, would constitute a default (and in respect of which such Seller has not taken adequate steps to prevent such a default or event of default from occurring).

                  (f) Litigation. There are no material claims, actions, suits, proceedings or investigations pending or threatened against Seller relating to or arising out of or in connection with the Assets at law or in equity or in admiralty, or before or by any federal, state, municipal or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, United States or foreign, nor does Seller know of any facts which would provide a basis for any such claim, action, suit proceeding or investigation.

         4.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

                  (a) Organization; Good Standing; Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business and to enter into this Agreement and the Assignment and Assumption of Leases and perform its obligations hereunder and thereunder. As of the Closing, Purchaser shall have applied for authority to do business as a foreign corporation and is in good standing in Kansas and Missouri.

                  (b) Authority Relative to Agreement. By the closing Date, the execution, delivery and performance of this Agreement, the Assignment and Assumption of Leases and the transactions contemplated hereby and thereby by the Purchaser will have been duly and effectively authorized and ratified by all necessary corporate action of the Purchaser. This Agreement, the Assignment and Assumption of Leases have been duly executed by the Purchaser and are valid, legally binding and enforceable obligations of the Purchaser.

                  (c) Effect of Agreement. The execution, delivery and performance of this Agreement, the Assignment and Assumption of Leases, and the consummation of the transactions contemplated hereby and thereby does not (i) require the consent, approval or authorization of any person, corporation, partnership, joint venture or other business association or other public authority; (ii) violate, with or without the giving of notice or the passage of time, or both, any provisions of law applicable to the Purchaser; or (iii) conflict with or result in a breach or termination of any provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Purchaser pursuant to any indenture, corporate charter, bylaw, agreement, mortgage, deed of trust, lease, contract, agreement or other instrument or any order, judgment, award, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which the Purchaser is a party, or by which the Purchaser or any of its assets or properties may be bound.

         4.3      Nature and Survival; Indemnification.

                  (a) Events of Default. A breach of any representation or warranty by Seller or Purchaser as the case may be, or breach as a result of the failure of Seller or the Purchaser as the case may be, to perform any of its covenants and obligations under this Agreement, shall be considered a default hereunder giving rise to the indemnification set forth in subsections 4.3(c) and
(d) as the case may be.

                  (b) Survival of Representations, Etc. All representations, warranties, covenants and agreements made by Seller and Purchaser in this Agreement, and the remedies of the Purchaser and Seller with respect thereto, shall survive the Closing hereunder for the following periods:

                           (i)  with   respect   to  the   representations   and
warranties of Seller contained in this Agreement, any claim arising thereunder must be brought by the Purchaser within a period of 12 months following the Closing Date; and

                           (ii)  with   respect  to  the   representations   and
warranties of the Purchaser contained in this Agreement, any claim arising thereunder must be brought by a Seller within a period of 12 months following the Closing Date.

                  (c)   Indemnification   to  the  Purchaser.   Subject  to  the
limitations set forth in subsection 4.3(b), Seller agrees to indemnify and hold Purchaser harmless against and in respect of:

                           (i)  all   obligations  and  liabilities  of  Seller,
whether accrued, absolute, fixed contingent or otherwise, other than any assumed liabilities;

                           (ii)  any  loss,  liability  or  damage  suffered  or
incurred by Purchaser because of a breach of any obligation of Seller incurred under this Agreement, or because any representation or warranty by Seller contained in this Agreement, shall be false in any material respect as of the Closing Date; and

                           (iii) all  reasonable  costs and expenses  (including
reasonable attorneys' fees) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against it in this subsection 4.3(c).

                  (d) Indemnification to the Sellers. Subject to the limitations set forth in subsection 4.3(b), Purchaser agrees to indemnify and hold Seller harmless against and in respect of:

                           (i)  all  obligations  and  liabilities   assumed  by
Purchaser pursuant to this Agreement;

                           (ii)  any  loss,  liability  or  damage  suffered  or
incurred by Seller because of a breach of any obligation of Purchaser incurred under this Agreement, or because any representation or warranty by Purchaser contained in this Agreement, shall be false in any material respect as of the Closing Date; and

                           (iii) all  reasonable  costs and expenses  (including
reasonable attorneys' fees) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against it in this subsection 4.3(d).

                  (e)      Representation, Cooperation and Settlement.

                           (i) The party claiming entitlement to indemnification
hereunder (the "Indemnified Party") agrees to give prompt written notice to the other party (the "Indemnifying Party") of any claim against the Indemnified Party which might give rise to a claim by the Indemnified Party against the Indemnifying Party stating the nature and basis of the first-mentioned claim and the amount thereof.

                           (ii)  The   Indemnified   Party   shall   have   full
responsibility and authority with respect to the disposition of any action, suit or proceeding brought against it. In the event any action, suit or proceeding is brought against the Indemnified Party with respect to which the Indemnifying Party may have liability under the indemnity agreement contained in this Article IV, however, the Indemnifying Party shall have the right, without prejudice to the Indemnified Party's rights under this Agreement, at the Indemnifying Party's sole expense, to be represented by counsel of its own choosing and with whom counsel for the Indemnified Party shall confer in connection with the defense of any such action, suit or proceeding. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants, all books and records of the Indemnified Party relating to such action, suit or proceeding and the parties agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such action, suit or proceeding.

                                    ARTICLE V
                      Seller's Undertakings Pending Closing

         5.1 Operation of the Property. Until the earlier of the Closing or the termination of this Agreement, Seller shall not permit any transfer or encumbrance of any of Seller's right, title or interest in and to any of the Assets.

         5.2 Advise Purchaser. Until the earlier of the Closing or the termination of this Agreement, Seller shall notify Purchaser promptly upon learning or receiving notice, whichever first occurs, of any event, transaction, or occurrence prior to Closing which would or might materially affect the Assets, or any part thereof, or any other agreement with respect to the Properties.


                                   ARTICLE VI
                            Casualty and Condemnation

         If (a) any of the Properties or any part thereof shall be damaged by casualty prior to Closing, or (b) all or any part of the Properties shall be the subject of any action to acquire, or shall previously have been acquired, by authority of any governmental agency in the exercise of its power of eminent domain or by private purchase in lieu thereof, then, in either such case, Purchaser may elect, at its sole option, either to (i) terminate this Agreement and recover its Deposit, in which case both Seller and Purchaser shall be released from further responsibility hereunder (except for the obligations of Purchaser pursuant to Section 3.3, which shall survive in any event), or (ii) waive its right to terminate this Agreement, in which case Seller shall pay to Purchaser all insurance or condemnation proceeds received or assigned to Purchaser at Closing, and/or all of Seller's right to receive the proceeds, if any, payable as a result of such casualty damage or condemnation action or proceeding, and acceptance of any proceeds and settlement of any claims shall be subject to Purchaser's prior written approval.


                                   ARTICLE VII
                                     Closing

         7.1 Time of Closing. The closing of the purchase of the Assets (the "Closing") shall take place on April 1, 1996, but in no event prior to Seller's satisfaction or waiver of the Conditions ("Closing Date"), at 10:00 a.m. in the offices of Seller's counsel in Denver, Colorado, unless Purchaser or Seller terminates this Agreement pursuant to Section 3.2 or Article VI.

         7.2      Deliveries.  At the Closing the following shall occur:

                  (a) Payment of Purchase Price. Purchaser shall pay to Seller the Purchase Price as provided in Section 2.2, subject to the adjustments described in Article VIII.

                  (b) Conveyance by Seller. Seller shall deliver to Purchaser:

                           (i) at least two  counterparts of a duly executed and
acknowledged Assignment and Assumption of Leases, in the form of Exhibit G;

                           (ii) a duly  executed and  acknowledged  Bill of Sale
for the Personal Property, in the form of Exhibit H; and

                           (iii) any and all  conveyances,  assignments  and all
other instruments and documents as may be reasonably necessary in order to complete the transaction herein provided and to carry out the intent and purposes of this Agreement.

                  (c) Assumption by Purchaser. Purchaser shall deliver to Seller at least two counterparts of a duly executed and acknowledged Assignment and Assumption of Leases, in the form of Exhibit G.

                  (d) Possession.  Possession   of   the   Properties  shall  be
delivered to Purchaser.


                                  ARTICLE VIII
           Prorations and Closing Expenses; Post-Closing Transactions

         8.1 Closing Adjustments. The cash due at Closing pursuant to subsection 2.2(b) shall be subject to adjustment as of the Closing Date in accordance with the following provisions. For the purposes of prorations to the Closing, Purchaser shall be deemed to own the Assets on the Closing Date.

                  (a) Lease Base/Minimum Rent. The monthly installments of base or minimum rent paid pursuant to the Leases for the month in which the Closing occurs shall be prorated to the Closing, and Purchaser shall pay Seller for the period from the Closing Date through the last day of the month in which the Closing occurs. On or before the first day of the month in which the Closing occurs, Seller shall pay all monthly installments of base or minimum rent which are due under the Leases up to and including the first day of the month in which the Closing occurs.

                  (b) Percentage Rent. Percentage Rent which may become due and payable pursuant to the Leases after the Closing shall be paid by Purchaser; no proration or adjustment shall be made to the Purchase Price to account for Percentage Rent.

                  (c) Real Property Taxes.

                           (i) Real  property  taxes for 1996 which are  payable
pursuant to the Leases (other than the Creekwood Lease) shall be prorated to the Closing, and Purchaser shall receive a credit against the Purchase Price for the period from January 1, 1996 through the day before the

Closing Date. Such proration shall be based upon all real property taxes paid by Seller pursuant to the Leases (other than the Creekwood Lease) for 1995, and shall include both city and county real property taxes on land and improvements. Such proration shall be deemed a final settlement between the parties. Prior to Closing, Seller shall pay all such real property taxes due pursuant to the Leases (other than the Creekwood Lease) for 1995.

                           (ii) The monthly real property tax installment  under
the Creekwood Lease for the month in which the Closing occurs shall be prorated to the Closing, and Purchaser shall pay Seller for the period from the Closing Date through the last day of the month in which the Closing occurs. Such proration shall be deemed a final settlement between the parties. Seller shall pay all monthly real property tax installments under the Creekwood Lease which are due up to and including the first day of the month in which the Closing occurs.

                  (d) Personal Property Taxes. Personal property taxes for 1996 which are payable with respect to the personal property on the Properties shall be prorated to the Closing, and Purchaser shall receive a credit against the Purchase Price for the period from January 1, 1996 through the day before the Closing Date. Such proration shall be based upon all personal property taxes paid by Seller with respect to the personal property on the Properties for 1995. Such proration shall be deemed a final settlement between the parties.
Prior to Closing, Seller shall pay all such personal property taxes for 1995.

                  (e) Common Area Expenses. The monthly installment for common area maintenance expense, operating expense and/or similar charges under the Leases for the month in which the Closing occurs shall be prorated to the Closing, and Purchaser shall pay Seller for the period from the Closing Date through the last day of the month in which the Closing occurs. Such proration shall be deemed a final settlement between the parties. Seller shall pay all monthly installments for common area maintenance expense, operating expense and/or similar charges under the Leases which are due up to and including the first day of the month in which the Closing occurs.

                  (f) Closing Costs. Seller shall pay the cost of recording any instruments required to discharge any liens or encumbrances against the Assets and Seller's customary closing costs. Purchaser shall pay for recording any and all conveyance documents, the state documentary fee and any and all sales, use or transfer taxes attributable to this transaction and Purchaser's other customary closing costs.

         8.2 Settlement Sheet. At the Closing, Seller and Purchaser shall execute a Closing settlement sheet to reflect the credits, prorations, and adjustments contemplated by this Agreement.

         8.3 Control of Settlements and Disputes. From and after the Closing Date, the Purchaser shall have complete control over the payment, settlement or other disposition of, or any dispute involving, any assumed liability and the Purchaser shall have the right to conduct and control all negotiations and proceedings with respect thereto. Seller will notify the Purchaser promptly of any claim made with respect to any assumed liability and will not, except with the prior written consent of the Purchaser, voluntarily made any payment of, or settle or offer to settle, or consent to any compromise with respect to, any such claim. Seller will, at the expense of the Purchaser, cooperate with the Purchaser in any reasonable manner requested by the Purchaser in connection with any negotiations or proceedings involving any such obligations or liabilities.

         8.4 Further Assurances. From time to time after the Closing Date, upon the request of the Purchaser, Seller will make available to the Purchaser any records, documents and data retained by Seller relating to the Assets.


                                   ARTICLE IX
                                    Remedies

         9.1 Breach by Seller. Time is of the essence of Seller's obligations hereunder. If Seller fails to comply with any of its obligations hereunder which are required to be performed at or prior to the Closing, Purchaser, at Purchaser's option, shall be entitled, as its sole remedy (a) to terminate this Agreement and obtain the prompt refund of the Deposit, whereupon both parties shall be discharged from all duties and performance hereunder, or (b) in the alternative, Purchaser shall be entitled to an action in specific performance. In no event shall Purchaser be entitled to recovery of damages, except as provided in subsection 4.3(a).

         9.2 Breach by Purchaser. Time is of the essence of Purchaser's obligations hereunder. If Purchaser fails to complete the acquisition as herein provided by reason of any default by Purchaser, Seller, as its sole and exclusive remedy, shall be entitled to terminate this Agreement and retain the Deposit as liquidated damages. The parties hereby agree that the amount of the Deposit is a fair and reasonable estimate of the total detriment that Seller would suffer in the event of Purchaser's default and failure to duly complete the acquisition hereunder.


                                    ARTICLE X
                               General Provisions

         10.1 Brokers. Purchaser represents and warrants to Seller that Purchaser's sole contact with Seller has been made without the assistance of any broker or other third party, other than Cohen-Esrey Real Estate Services, Inc. Purchaser shall save and hold Purchaser free, clear and harmless from any claim, cost or expense, including reasonable attorneys' fees, for or in connection with any claims for commissions or compensation claimed or asserted in connection with the transaction contemplated herein.

         10.2 Further Assurances. Purchaser and Seller shall execute and deliver such documents, writings and further assurances as may be necessary or desirable to carry out the intent and purpose of this Agreement.

         10.3 Entire Agreement. No change or modification of this Agreement shall be valid unless the same is in writing and signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced. This Agreement, including the exhibits hereto, contains the entire agreement between the parties relating to the purchase and sale of the Assets.

         10.4 Survival. All of the parties' covenants and agreements hereunder, to the extent not fully performed or discharged by or through the Closing, shall be deemed not merged into any instrument delivered at Closing and shall remain fully enforceable thereafter.

         10.5 Dates. If any date set forth in this Agreement for the delivery of any document or the happening of any event (such as, for example, the expiration of the Contingency Period or the Closing Date) should, under the terms hereof, fall on a weekend or holiday, then such date shall be automatically extended to the next succeeding weekday that is not a holiday.

         10.6 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State in which the subject Assets are located.

         10.7 Notices. Any notice required or permitted to be sent pursuant to this Agreement shall be in writing and shall be deemed received when (a) personally delivered, or (b) three (3) days after having been deposited in a U.S. Postal Service depository and sent by registered or certified mail, return receipt requested, with all required postage prepaid, or (c) on the next business day following deposit with Fed Ex or other nationally recognized over-night courier, and, in any such event, addressed:

                  If to Seller:              Mid-America Restaurant Group, Inc.
                                             2851 South Parker Road, Suite 1080
                                             Aurora, Colorado 80014
                                             Attention: Timothy J. Schmidt

                  with a copy to:            Matthew D. Gordon, Esq.
                                             Sheldon, Tessler & Gordon, P.C.
                                             4582 South Ulster Street Parkway,
                                             Suite 902
                                             Denver, Colorado 80237

                  If to Purchaser:           The Italian Oven, Inc.
                                             Eleven Lloyd Avenue
                                             Latrobe, Pennsylvania 15650-1761
                  with a copy to:            Jeffrey W. Letwin, Esq.
                                             Doepkin Keevican & Weiss, P.C.
                                             3700 USX Tower
                                             600 Grant Street
                                             Pittsburgh, Pennsylvania 15219

Any address fixed pursuant to the foregoing may be changed by the addressee by notice given pursuant to this Section 10.7.

         10.8 Headings. The section headings which appear in some of the sections of this Agreement are for purposes of convenience and reference and are not in any sense to be construed as modifying the sections in which they appear.

         10.9 Assignment. Purchaser shall not assign this Agreement or any portion or right hereof or hereunder. Any attempted assignment of this Agreement shall be void.

         10.10 Successors and Assigns. Subject to Section 10.9, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         10.11  Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.12 Recording. Neither party shall record this Agreement or any memorandum of this Agreement in any public records.

         10.13 Exhibits. All exhibits referred to in this Agreement and which are attached hereto are deemed incorporated into this Agreement by reference.

         IN WITNESS WHEREOF, the parties have executed this Agreement which shall be effective as of the Execution Date.


                                    SELLER:

                                    MID-AMERICA RESTAURANT GROUP, INC.,
                                    a Missouri corporation



                                    By: _______________________________
                                        Timothy J. Schmidt, President

                                    Date: _____________________________



                                    PURCHASER:

                                    THE ITALIAN OVEN, INC.,
                                    a Pennsylvania corporation


                                    By: _______________________________
                                    Title: ____________________________

                                    Date: _____________________________